Exhibit 99.1

Envestnet Reports Second Quarter 2010 Financial Results

FOR IMMEDIATE RELEASE

Chicago, IL – August 31, 2010 – Envestnet, Inc. (NYSE: ENV), a leading independent provider of technology-enabled investment and practice management solutions to financial advisors, today reported financial results for its second quarter ended June 30, 2010.

Financial results for the second quarter of 2010 compared to the second quarter of 2009:

•	Revenue increased 37% to $24.3 million for the second quarter of 2010 from $17.7 million for the second quarter of 2009

•

Net income attributable to common stockholders was $0.1 million, or $0.01 per diluted share, for the second quarter of 2010 compared to $0.2 million, or $0.01 per diluted share, for the second quarter of 2009

•	Adjusted EBITDA(1) increased 122% to $4.5 million for the second quarter of 2010 from $2.0 million for the second quarter of 2009

•	Adjusted Net Income(1) increased 190% to $1.8 million for the second quarter of 2010 from $0.6 million for the second quarter of 2009

“We are very pleased with our second quarter results and the recent completion of our IPO,” said Jud Bergman, founder and chief executive officer of Envestnet. “Our performance reflects Envestnet empowering a growing number of advisors to better serve their clients with an integrated wealth management platform that enables the fiduciary process.”

Key Operating Metrics as of June 30, 2010:

•	Assets under Management (AUM) of $10.9 billion

•	Assets under Administration (AUA) of $42.6 billion

•	Accounts (AUM/A only) of 274,959

•	Advisors (AUM/A only) of 12,871

The following table summarizes the changes in AUM and AUA for the quarter ended June 30, 2010:

Amounts in Millions Except Account Data	Actual 3/31/10	Gross Sales	Redemptions	Net Flows	Market Impact	Actual 6/30/10
Assets under Management (AUM)	$10,916	$1,181	$(524)	$657	$(710)	$10,863
Assets under Administration (AUA)	29,580	$17,873	$(1,738)	16,135	(3,160)	42,555

Total AUM/A	$40,496	$19,054	$(2,262)	$16,792	$(3,870)	$53,418

Fee-Based Accounts	185,355	101,085	(11,481)	89,604		274,959

The number of financial advisors with AUM or AUA that had client accounts on our technology platform increased to 12,871 at June 30, 2010 from 8,465 at March 31, 2010. The increase in advisors and accounts, as well as the positive net flows during the quarter were a result of the implementation of the FundQuest business and continued success in adding advisors and accounts to the platform from existing and new relationships. At June 30, FundQuest represented more than $13.6 billion in AUA, approximately 80,000 accounts and 4,000 advisors on Envestnet’s platform.

Review of Financial Results

Total revenue increased 37% to $24.3 million for the second quarter of 2010 from $17.7 million for the second quarter of 2009. The increase was primarily due to an increase in revenues from assets under management or administration, which grew 49% versus the prior year period as a result of increased levels of AUM and AUA.

Cost of revenues increased 40% to $7.7 million in the second quarter of 2010 from $5.5 million from the second quarter of 2009 due to the increase in revenue from AUM and AUA. Compensation and benefits increased 34% to $9.2 million in the second quarter of 2010 from $6.8 million in the prior year period, primarily due to an increase in headcount between periods as the Company staffed to support the anticipated growth of the business.

Income from operations was $0.8 million for the second quarter of 2010 compared to $0.7 million for the second quarter of 2009. Net income attributable to common stockholders was $0.1 million, or $0.01 per diluted share, for the second quarter of 2010 compared to $0.2 million, or $0.01 per diluted share, for the second quarter of 2009. Included in the above amounts for the second quarter of 2010 was $1.1 million ($0.7 million after-tax) in litigation-related expense in connection with a lawsuit that was settled in the third quarter of 2010.

On a non-GAAP basis, Adjusted EBITDA(1) in the second quarter of 2010 was $4.5 million, up 122% from $2.0 million in the prior year period. Adjusted Operating Income(1) was $3.1 million, up 224% from $0.9 million in the prior year period. Adjusted Net Income(1) was $1.8 million, up 190% from $0.6 million in the second quarter of 2009.

Recent Events

On July 28, 2010, the Company completed its initial public offering in which the Company sold 4,705,500 shares of common stock for a price of $9.00 per share, resulting in net proceeds after underwriter’s discounts and commissions of approximately $39.4 million. After the offering, underwriters exercised their overallotment option in full, purchasing an additional 705,825 shares from the Company for net proceeds of approximately $5.9 million. Including shares sold in the overallotment, selling stockholders sold a total of 2,638,675 shares.

Conference Call

The Company will host a conference call to discuss second quarter 2010 financial results today at 5:00 p.m. ET. The call will be webcast live from the Company’s investor relations website at http://ir.envestnet.com/ and can also be accessed live over the phone by dialing (877) 941-2068, or (480) 629-9712 for international callers. A replay will be available beginning one hour after the call and can be accessed by dialing (800) 406-7325, or (303) 590-3030 for international callers; the conference ID is 4352315. The replay will be available until Tuesday, September 7, 2010.

About Envestnet

Envestnet, Inc. is a leading independent provider of technology-enabled investment and practice management solutions to financial advisors who are independent, as well as those who are associated with small or mid-sized financial advisory firms and larger financial institutions. Envestnet’s technology is focused on addressing financial advisors’ front-, middle- and back-office needs. Envestnet is headquartered in Chicago. For more information on Envestnet, Inc. please go to www.envestnet.com.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before interest income, interest expense, net income tax provision (benefit), depreciation and amortization, non-cash stock-based compensation expense, unrealized gain (loss) on investments, impairment of investments, restructuring charges, severance, bad debt expense, customer inducement costs and litigation related expense.

“Adjusted operating income” represents income (loss) from operations before non-cash stock-based compensation expense, restructuring charges, severance, bad debt expense, customer inducement costs and litigation related expense.

“Adjusted net income” represents net income (loss) before non-cash stock-based compensation expense, impairment of investments, restructuring expense, severance, bad debt expense, customer inducement costs and litigation related expense. Reconciling items are tax effected using the income tax rates in effect on the applicable date.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. These measures should not be viewed as a substitute for net income determined in accordance with United States generally accepted accounting principles (GAAP).

Forward-Looking Statements

This press release and its attachments contain forward-looking statements that involve risks, uncertainties and other factors concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy. The Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights and its inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner. More information regarding these and other risks, uncertainties and factors is contained in the section entitled “Risk Factors” in the Company’s Prospectus dated July 28, 2010, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 31, 2010 and unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts

Investor Relations

(312) 827-3940

investor.relations@envestnet.com

Media Relations

mediarelations@envestnet.com

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share information)

(Unaudited)

	December 31,	June 30,
	2009	2010
Assets
Current assets:
Cash and cash equivalents	$31,525	$22,830
Fees receivable, net of allowance for doubtful accounts of $76 and $603, respectively	5,800	5,613
Deferred tax assets - current	134	16
Notes receivable including affiliate - current, net of allowance of $103 and $817, respectively	714	849
Prepaid expenses and other current assets	1,427	3,895

Total current assets	39,600	33,203

Notes receivable including affiliate and officer, net of allowance of $206 and $1,633, respectively	2,322	—
Property and equipment, net	8,560	9,830
Internally developed software, net	3,887	3,724
Intangible assets, net	2,238	1,944
Goodwill	1,023	1,399
Deferred tax assets	14,992	14,952
Customer inducements	282	31,162
Other non-current assets	2,154	2,113

Total assets	$75,058	$98,327

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$10,272	$12,959
Accounts payable	1,892	2,141
Customer inducements payable - current	150	3,946
Note payable - current	—	153
Deferred revenue	24	197

Total current liabilities	12,338	19,396

Deferred rent and lease incentive liability	3,999	4,153
Customer inducements payable	—	16,691
Note payable	—	153
Other non-current liabilities	475	542

Total liabilities	16,812	40,935

Stockholders’ equity
Preferred stock (total liquidation preference of $81,779 and $83,154 as of December 31, 2009 and June 30, 2010, respectively)	—	—
Common stock, par value $0.005, 60,000,000 shares authorized as of December 31, 2009 and June 30, 2010; 13,524,276 and 13,863,282 shares issued as of December 31, 2009 and June 30, 2010, respectively; 12,910,676 and 13,112,052 shares outstanding as of December 31, 2009 and June 30, 2010, respectively	68	69
Additional paid-in capital	106,893	110,171
Accumulated deficit	(42,381)	(44,499)
Treasury stock at cost, 613,600 shares of common and no preferred stock as of December, 31, 2009; 751,230 shares of common stock and 122 shares of preferred stock as of June 30, 2010	(6,334)	(8,349)

Total stockholders’ equity	58,246	57,392

Total liabilities and stockholders’ equity	$75,058	$98,327

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Revenues:
Assets under management or administration	$12,589	$18,715	$25,923	$35,111
Licensing and professional services	5,131	5,532	10,478	10,768

Total revenues	17,720	24,247	36,401	45,879

Operating expenses:
Cost of revenues	5,510	7,698	11,430	14,718
Compensation and benefits	6,830	9,183	13,834	17,273
General and administration	3,558	5,082	7,187	12,191
Depreciation and amortization	1,076	1,428	2,123	2,759
Restructuring charges	—	67	—	819

Total operating expenses	16,974	23,458	34,574	47,760

Income (loss) from operations	746	789	1,827	(1,881)

Other income (expense):
Interest income	64	41	118	85
Interest expense	—	(128)	—	(128)
Unrealized gain (loss) on investments	8	(3)	8	—
Impairment of investments	(1)	—	(18)	—

Total other income (expense)	71	(90)	108	(43)

Income (loss) before income tax provision	817	699	1,935	(1,924)

Income tax provision	336	306	670	194

Net income (loss)	481	393	1,265	(2,118)

Less preferred stock dividends	(179)	(179)	(357)	(357)
Less net income allocated to participating preferred stock	(150)	(107)	(450)	—

Net income (loss) attributable to common stockholders	$152	$107	$458	$(2,475)

Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$0.01	$0.04	$(0.19)

Diluted	$0.01	$0.01	$0.03	$(0.19)

Weighted average common shares outstanding:
Basic	12,907,676	13,068,492	12,912,624	13,017,943

Diluted	13,389,900	14,081,578	13,508,237	13,017,943

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2009	2010
OPERATING ACTIVITIES:
Net income (loss)	$1,265	$(2,118)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,123	2,759
Amortization of customer inducements	—	785
Amortization of deferred rent and lease incentive	288	196
Provision for doubtful accounts	—	2,668
Unrealized (gain) on investments	(8)	—
Impairment of investments	18	—
Deferred income taxes	649	158
Stock-based compensation	359	524
Interest expense	—	128
Changes in operating assets and liabilities:
(Increase) in fees receivable	(579)	(226)
(Increase) in prepaid expenses and other current assets	(450)	(2,468)
(Increase) in other non-current assets	174	20
(Increase) in customer inducements	—	(11,300)
Increase (decrease) in accrued expenses	(3,178)	2,537
Increase (decrease) in accounts payable	(368)	249
Increase (decrease) in deferred revenue	(119)	173
Increase (decrease) in other non-current liabilities	—	67

Net cash provided by (used in) operating activities	174	(5,848)

INVESTING ACTIVITIES:
Purchase of property and equipment	(1,580)	(2,714)
Capitalization of internally developed software	(692)	(640)
Proceeds from repayment of notes receivable	—	128
Increase in notes receivable	(18)	(82)
Investments in non-marketable securities	(489)	—
Proceeds from investments	173	21
Acquisition of business, net	—	(300)

Net cash (used in) investing activities	(2,606)	(3,587)

FINANCING ACTIVITIES:
Proceeds from exercise of warrants	—	1,505
Proceeds from exercise of stock options	—	1,250
Purchase of treasury stock	(248)	(2,015)

Net cash provided by (used in) financing activities	(248)	740

DECREASE IN CASH AND CASH EQUIVALENTS	(2,680)	(8,695)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	28,445	31,525

CASH AND CASH EQUIVALENTS, END OF PERIOD	$25,765	$22,830

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
	(in thousands, unaudited)
Net income (loss)	$481	$393	$1,265	$(2,118)
Add (deduct):
Interest income	(64)	(41)	(118)	(85)
Interest expense	—	128	—	128
Income tax provision	336	306	670	194
Depreciation and amortization	1,076	1,428	2,123	2,759
Stock-based compensation expense	201	292	359	524
Unrealized (gain) loss on investments	(8)	3	(8)	—
Impairment of investments	1	—	18	—
Restructuring charges (excluding severance)	—	67	—	723
Severance	—	28	—	124
Bad debt expense	—	—	—	2,668
Customer inducement costs	—	770	—	785
Litigation related expense	—	1,124	—	1,848

Adjusted EBITDA	$2,023	$4,498	$4,309	$7,550

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
	(in thousands, unaudited)
Income (loss) from operations	$746	$789	$1,827	$(1,881)
Add (deduct):
Stock-based compensation expense	201	292	359	524
Restructuring charges (excluding severance)	—	67	—	723
Severance	—	28	—	124
Bad debt expense	—	—	—	2,668
Customer inducement costs	—	770	—	785
Litigation related expense	—	1,124	—	1,848

Adjusted operating income	$947	$3,070	$2,186	$4,791

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
	(in thousands, unaudited)
Net income (loss)	$481	$393	$1,265	$(2,118)
Add (deduct):
Stock-based compensation expense	124	175	221	313
Impairment of investments	1	—	11	—
Restructuring charges (excluding severance)	—	40	—	432
Severance	—	16	—	74
Bad debt expense	—	—	—	2,668
Customer inducement costs	—	460	—	469
Litigation related expense	—	672	—	1,105

Adjusted net income	$606	$1,756	$1,497	$2,943

Envestnet, Inc.

Historical Assets, Accounts and Advisors

	As of
	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010
	(in millions, except accounts and advisors data)
Platform Assets
Assets Under Management (AUM)	$7,800	$9,178	$9,660	$10,916	$10,863
Assets Under Administration (AUA)	23,565	26,859	27,931	29,580	42,555

Subtotal AUM/A	31,365	36,037	37,591	40,496	53,418
Licensing	43,730	49,161	51,450	54,135	53,199

Total Platform Assets	$75,095	$85,198	$89,041	$94,631	$106,617

Platform Accounts
AUM	38,594	40,646	45,645	49,020	52,477
AUA	124,795	129,106	129,530	136,335	222,482

Subtotal AUM/A	163,389	169,752	175,175	185,355	274,959
Licensing	510,576	506,663	510,865	545,299	550,651

Total Platform Accounts	673,965	676,415	686,040	730,654	825,610

Advisors
AUM/A	7,834	8,041	8,408	8,465	12,871
Licensing	5,373	5,501	5,542	5,740	6,505

Total Advisors	13,207	13,542	13,950	14,205	19,376